Exhibit 99.1

CONNEXA Announces $5.0 Million Private Placement

BALTIMORE, Md., September 28, 2022 /PRNewswire/ — Connexa Sports Technologies, Inc. (NASDAQ: CNXA) (“Connexa”), today announced that it has entered into a securities purchase agreement with a single institutional investor for the issuance and sale of 12,820,512 shares of its common stock (or common stock equivalents in lieu thereof), together with accompanying common stock warrants, at a combined purchase price of $0.39 per share (or common stock equivalents) and accompanying warrants in a private placement. The shares of common stock (or common stock equivalents) were sold in the offering together with 12,820,512 warrants to purchase 12,820,512 shares of common stock at an exercise price of $0.39 per share and a term of five years following the initial exercise date and 25,641,024 warrants to purchase 25,641,024 shares of common stock at an exercise price of $0.43 per share and a term of seven and one half years following the initial exercise date (collectively, the “Warrants”). The Warrants issued in this transaction contain variable pricing features. The Warrants will be exercisable beginning on the date stockholder approval is received and effective allowing exercisability of the Warrants under Nasdaq rules. The offering is expected to close on or about October 3, 2022, subject to the satisfaction of customary closing conditions.

The aggregate gross proceeds to Connexa from the private placement is expected to be approximately $5.0 million. Connexa intends to use the net proceeds from the offering for working capital purposes and to repurchase inventory.

Spartan Capital Securities LLC is acting as the exclusive placement agent in the offering.

Pursuant to a registration rights agreement with the investor, Connexa has agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of the unregistered shares of common stock and the shares of common stock issuable upon exercise of the Warrants and pre-funded warrants no later than December 20, 2022 (the “Filing Date”) and to use best efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than sixty days after the Filing Date.

The unregistered shares of common stock, pre-funded warrants and Warrants sold in the offering described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and, along with the shares of common stock underlying the Warrants and pre-funded warrants, have not been registered under the Act or applicable state securities laws. Accordingly, the shares of common stock, the Warrants, the pre-funded warrants and the shares of common stock underlying the Warrants and pre-funded warrants may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from such registration requirements. The securities were offered only to accredited investors.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

This release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements related to the offering of the securities described herein, the closing of the offering and the use of proceeds therefrom, information concerning Connexa’s possible or assumed future results of operations, business strategies, competitive position, industry environment, potential growth opportunities and the effects of regulation. These statements are based Connexa’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Connexa’s management’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks include, without limitation, risks related to the auditor’s ability to timely complete the Form 10-K, including the audited financial statements for the fiscal year ended April 30, 2022, and Connexa’s ability to timely compile and prepare unaudited financial statements for the quarter ended July 31, 2022. Any reader of this press release is cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Connexa undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable laws or regulations.

About Connexa Sports Technologies: Connexa is a sports technology and media company. Its vision is to derive revenue from sports equipment sales and subscription services focused on its primary ball sports verticals of racquet sports (tennis, pickleball and padel), baseball / softball and cricket, as well as our secondary verticals, such as basketball, hockey and soccer. It aims to make participation in sports and consuming sports content fun, accessible and connected through its product portfolio of ball launchers, artificial intelligence (“AI”) technology, performance video, performance analytics, live streaming of drills, practices and instructional content, and our facilities / membership management software capabilities.

Contact Information: Connexa can be contacted at investors@connexasports.com.